UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2013

AVAYA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4655 Great America Parkway Santa Clara, California	95054
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 7, 2013 (the “Settlement Date”), Avaya Inc. (the “Company”) completed its previously announced exchange offer (the “Exchange Offer”). On that date, the Company exchanged approximately $642,583,000 of its outstanding 9.75% senior unsecured notes due 2015 and $741,771,243 of its outstanding 10.125%/10.875% senior PIK toggle unsecured notes due 2015 (collectively, the “Old Notes”) for $1,384,244,443 of senior secured notes due 2021 (the “New Notes”). The New Notes were issued at par, bear interest at a rate of 10.50% per annum and mature on March 1, 2021. The Company will not receive any cash proceeds from the issuance and delivery of the New Notes. The Old Notes exchanged for the New Notes will be retired and cancelled and will not be reissued.

The Exchange Offer was conducted upon the terms and subject to the conditions set forth in the offering circular and related letter of transmittal, each dated February 1, 2013 and as supplemented on February 11, 2013 (the “Offering Documents”). The Exchange Offer was only made, and copies of the Offering Documents were only made available, to holders of the Old Notes that certified to the Company in an eligibility letter as to certain matters, including their status as either (1) a “qualified institutional buyer” under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and an “accredited investor” under Rule 501(a) of Regulation D under the Securities Act, or (2) a person who is not a “U.S. person” as defined under Regulation S under the Securities Act. The New Notes have not been, and will not be, registered under the Securities Act or applicable state securities laws and may not be offered or sold absent registration under the Securities Act or applicable state securities laws or applicable exemptions from registration requirements.

The Company may redeem the New Notes commencing March 1, 2017 at 107.875% of the principal amount redeemed, which decreases to 105.250% on March 1, 2018, to 102.625% on March 1, 2019 and to 100% on or after March 1, 2020. The Company may redeem all or part of the New Notes at any time prior to March 1, 2017 at 100% of the principal amount redeemed plus a “make-whole” premium. In addition, the Company may redeem up to 35% of the original aggregate principal balance of the New Notes at any time prior to March 1, 2016 with the net proceeds of certain equity offerings at 110.50% of the aggregate principal amount of the New Notes redeemed. Upon the occurrence of specific kinds of changes of control, the Company will be required to make an offer to purchase the New Notes at 101% of their principal amount. If the Company or any of its restricted subsidiaries engages in certain asset sales, under certain circumstances the Company will be required to use the net proceeds to make an offer to purchase the New Notes at 100% of their principal amount.

The New Notes are secured by substantially all of the assets of the Company and substantially all of the Company’s U.S. 100%-owned subsidiaries (other than with respect to real estate). The New Notes and the corresponding guarantees are secured on a junior priority basis to the Company’s senior secured multi-currency asset-based revolving credit facility, the Company’s senior secured credit facility, the Company’s existing 7.00% senior secured notes due 2019, the Company’s existing 9.00% senior secured notes due 2019 and any future senior obligations by a junior priority lien on substantially all of the Company’s and the guarantors’ assets, other than any real estate.

The indenture governing the New Notes (the “Indenture”) contains a number of covenants, that, among other things and subject to certain exceptions, restrict the Company’s ability and the ability of certain of its subsidiaries to: (a) incur or guarantee additional debt and issue or sell certain preferred stock; (b) pay dividends on, redeem or repurchase the Company’s capital stock; (c) make certain acquisitions or investments; (d) incur or assume certain liens; (e) enter into transactions with affiliates; (f) merge or consolidate with another company; (g) transfer or otherwise dispose of assets; (h) redeem subordinated debt; (i) incur obligations that restrict the ability of the Company’s subsidiaries to make dividends or other payments to us; and (j) create or designate unrestricted subsidiaries. It also contains customary affirmative covenants and provides for events of default which, if certain of them occur, would permit the trustee or the holders of at least 30% in principal amount of the then total outstanding New Notes to declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding New Notes to be due and payable immediately.

Upon receiving consents from holders of a majority of the outstanding principal amount of the Old Notes in connection with the Exchange Offer, the Company entered into a supplemental indenture, dated as of February 15, 2013 (the “Supplemental Indenture”), with The Bank of New York Mellon Trust Company, N.A., as trustee, which, effective as of the Settlement Date, eliminates substantially all of the restrictive covenants and certain events of default in the indenture that governs the Old Notes (the “Old Notes Indenture”).

The foregoing descriptions of the Indenture, the New Notes and the Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text thereof filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference. Also included as Exhibit 4.4 to this Current Report on Form 8-K is the related pledge and security agreement for the issuance of the New Notes, which is incorporated herein by reference. The Old Notes Indenture was filed on December 23, 2009 as Exhibit 4.1 to the Company’s Registration Statement on Form S-4 and is incorporated herein by reference.

Immediately upon completion of the transactions described above, the Company has outstanding approximately $149,426,757 aggregate principal amount of Old Notes (consisting of $57,417,000 aggregate principal amount of 9.75% senior unsecured notes due 2015 and $92,009,757 aggregate principal amount of 10.125%/10.875% senior PIK toggle unsecured notes due 2015) and $1,384,244,443 aggregate principal amount of New Notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Exhibit Name

4.1	Indenture dated March 7, 2013 by and among Avaya Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee*

4.2	Form of 10.50% Senior Secured Note due 2021*

4.3	Supplemental Indenture dated February 15, 2013 between Avaya Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee*

4.4	Pledge and Security Agreement dated as of March 7, 2013 among Avaya Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Notes Collateral Agent*

4.5	Exchange Note Indenture, dated as of October 24, 2008, by and among Avaya Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to Avaya Inc.’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on December 23, 2009).

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: March 7, 2013	By:	/s/ David Vellequette
Name: David Vellequette
Title: Chief Financial Officer